Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser-Pearlman (954) 769-7342 keyserk1@autonation.com
AutoNation Reports All-Time Record Quarter and All-Time Record Full Year Results
AutoNation to Brand Domestic and Import Stores from Coast to Coast under AutoNation Name

Fourth Quarter 2012 Results

•	EPS from continuing operations an all-time record(1) $0.67, up 31% compared to fourth quarter 2011 adjusted EPS from continuing operations of $0.51 ($0.50 on a GAAP basis)

•
Total revenue of $4.2 billion, up 13% compared to the year-ago period, increasing across all major business sectors; operating income of $169 million, an increase of 18% compared to the fourth quarter of 2011.

Full Year 2012 Results

•
Adjusted EPS from continuing operations an all-time record $2.54, up 31% compared to full year 2011 adjusted EPS from continuing operations of $1.94. On a GAAP basis, full year EPS from continuing operations was $2.52 in 2012 compared to $1.93 in 2011.

•	2012 marks the second consecutive year of over 30% year-over-year growth in EPS from continuing operations

•	Total revenue of $15.7 billion, up 13% compared to 2011, increasing across all major business sectors; operating income of $645 million, an increase of 13% compared to 2011.
Launch of AutoNation Brand

•
AutoNation’s 210 Domestic and Import franchises will be marketed under a unified AutoNation brand from coast to coast, driving consumer awareness of the peerless customer experience that AutoNation offers in its stores and online

FORT LAUDERDALE, Fla., (January 31, 2013) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2012 fourth quarter net income from continuing operations of $83 million, or $0.67 per share, compared to adjusted net income from continuing operations of $71 million, or $0.51 per share, for the same period in the prior year, a 31% improvement on a per-share basis. On a GAAP basis, fourth quarter 2011 net income from continuing operations was $70 million, or $0.50 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
2012 fourth quarter revenue totaled $4.2 billion, an increase of 13%, driven primarily by stronger retail new vehicle unit sales. AutoNation’s retail new vehicle unit sales increased 17% on a same store basis and were up 18% overall. Based on CNW Research data, in the fourth quarter of 2012, total U.S. industry retail new vehicle unit sales increased 13%.
Launch of AutoNation Brand
AutoNation announced today that it will be marketing its 210 Domestic and Import franchises across the country under the AutoNation brand. The brand transition involves 23 manufacturer brands and will roll out beginning February 1, 2013 in South Florida and will be completed in all markets by the end of the second quarter. Commenting on the branding initiative, Mike Jackson, Chairman and Chief Executive Officer, said, “The launch of the AutoNation brand unifies us under one flag, AutoNation, rather than as local market brands. We have worked to provide a peerless customer experience across the enterprise. AutoNation is a brand that stands for leadership, transparency, and peerless customer care. This is an incredibly important moment for us as a company and has the full support of our manufacturer partners who approved the change to the AutoNation brand. Since my arrival we have laid a foundation for this transition by investing more than $3.7 billion in facilities, developing best practices in our stores and Shared Service Center and completing strategic acquisitions across the country while focusing on the customer as our number one priority.”

Commenting on the quarterly results, Mr. Jackson said, “We are very pleased with our strong year-over-year growth across all areas of our business. We have delivered two consecutive years of over 30% growth in earnings per share, and this quarter we set another record for the highest ever annual and quarterly adjusted EPS from continuing operations.” Mr. Jackson added, “We are looking forward to a robust new vehicle selling environment in 2013, as consumers enjoy an unprecedented array of attractive product options and continued access to affordable credit. We are expecting industry new vehicle sales to be approximately mid-15 million units in 2013.”
Share Repurchase
During the fourth quarter of 2012, AutoNation repurchased 1.3 million shares for an aggregate purchase price of $49 million, at an average price of $39.21 per share. For the full year ended December 31, 2012, AutoNation repurchased 16.6 million shares for an aggregate purchase price of $581 million, at an average price of $34.89 per share. AutoNation has $319 million remaining Board authorization for share repurchase.
Acquisitions of Texas Stores
During the fourth quarter, AutoNation also completed the acquisitions of Boardwalk Audi, Boardwalk Porsche, Boardwalk Volkswagen, McKinney Volkswagen, Park Cities Volkswagen, and Spring Chrysler Dodge Jeep Ram. Together, the stores sold approximately 14,000 new and used retail units in 2012 with approximately $590 million of revenue.
Segment results(2) for the fourth quarter of 2012 were as follows:

•	Domestic – Domestic segment income(3) was $54 million compared to year-ago segment income of $44 million.

•	Import – Import segment income was $60 million compared to year-ago segment income of $49 million.

•	Premium Luxury – Premium Luxury segment income was $80 million compared to year-ago segment income of $73 million.
For the full year ended December 31, 2012, the Company reported adjusted net income from continuing operations of $320 million, or $2.54 per share, compared to adjusted net income from continuing operations of $286 million, or $1.94 per share in the prior year, an improvement of 31% on a per-share basis. On a GAAP basis, net income from continuing operations for 2012 was $317 million, or $2.52 per share, compared to $284 million, or $1.93 per share, for the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables. The Company’s revenue for the full year ended December 31, 2012, totaled $15.7 billion, up 13% compared to $13.8 billion in the prior year.
The fourth quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation's investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on January 31, 2013 through February 11, 2013 by calling 800-391-9851 (password 75300).

(1)	As compared to adjusted EPS from continuing operations in prior periods.

(2)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi. As of March 31, 2012, we revised the basis of segmentation for our Import and Premium Luxury segments to reclassify our Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation.

(3)	Segment income for each of our segments is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 264 new vehicle franchises, which sell 32 brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index. Follow us at www.facebook.com/autonation and www.twitter.com/autonation.
For additional information about AutoNation, please visit investors.autonation.com or www.autonation.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue:
New vehicle	$2,476.0	$2,085.6	$8,906.9	$7,498.9
Used vehicle	912.1	882.2	3,714.7	3,512.8
Parts and service	600.0	573.1	2,399.2	2,293.1
Finance and insurance, net	148.9	124.9	571.2	474.5
Other	36.5	12.6	76.8	53.0
Total revenue	4,173.5	3,678.4	15,668.8	13,832.3
Cost of sales:
New vehicle	2,320.7	1,938.1	8,327.4	6,951.2
Used vehicle	843.7	820.6	3,415.4	3,228.0
Parts and service	347.5	334.6	1,391.3	1,323.0
Other	28.8	5.9	48.3	26.1
Total cost of sales	3,540.7	3,099.2	13,182.4	11,528.3
Gross profit	632.8	579.2	2,486.4	2,304.0
Selling, general and administrative expenses	442.2	412.7	1,749.5	1,649.4
Depreciation and amortization	22.4	21.0	87.3	83.7
Franchise rights impairment	—	—	4.2	—
Other expenses (income), net	(0.5)	2.0	0.1	(1.1)
Operating income	168.7	143.5	645.3	572.0
Non-operating income (expense) items:
Floorplan interest expense	(12.6)	(10.9)	(45.5)	(42.7)
Other interest expense	(21.7)	(17.4)	(86.9)	(66.0)
Loss on debt extinguishment	—	(2.2)	—	(2.2)
Interest income	0.1	0.1	0.3	0.7
Other income (losses), net	0.5	(0.3)	3.6	(0.5)
Income from continuing operations before income taxes	135.0	112.8	516.8	461.3
Income tax provision	52.1	42.9	199.5	177.1
Net income from continuing operations	82.9	69.9	317.3	284.2
Income (loss) from discontinued operations, net of income taxes	0.3	(0.5)	(0.9)	(2.8)
Net income	$83.2	$69.4	$316.4	$281.4
Diluted earnings (loss) per common share*:
Continuing operations	$0.67	$0.50	$2.52	$1.93
Discontinued operations	$—	$—	$(0.01)	$(0.02)
Net income	$0.67	$0.49	$2.52	$1.91
Weighted average common shares outstanding	123.8	140.6	125.8	147.3
Common shares outstanding, net of treasury stock, at December 31	120.9	135.8	120.9	135.8

*	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$2,476.0	$2,085.6	$390.4	18.7	$8,906.9	$7,498.9	$1,408.0	18.8
Retail used vehicle	788.3	753.7	34.6	4.6	3,230.4	3,047.6	182.8	6.0
Wholesale	123.8	128.5	(4.7)	(3.7)	484.3	465.2	19.1	4.1
Used vehicle	912.1	882.2	29.9	3.4	3,714.7	3,512.8	201.9	5.7
Parts and service	600.0	573.1	26.9	4.7	2,399.2	2,293.1	106.1	4.6
Finance and insurance, net	148.9	124.9	24.0	19.2	571.2	474.5	96.7	20.4
Other	36.5	12.6	23.9		76.8	53.0	23.8
Total revenue	$4,173.5	$3,678.4	$495.1	13.5	$15,668.8	$13,832.3	$1,836.5	13.3
Gross profit:
New vehicle	$155.3	$147.5	$7.8	5.3	$579.5	$547.7	$31.8	5.8
Retail used vehicle	67.7	62.3	5.4	8.7	293.8	280.6	13.2	4.7
Wholesale	0.7	(0.7)	1.4		5.5	4.2	1.3
Used vehicle	68.4	61.6	6.8	11.0	299.3	284.8	14.5	5.1
Parts and service	252.5	238.5	14.0	5.9	1,007.9	970.1	37.8	3.9
Finance and insurance	148.9	124.9	24.0	19.2	571.2	474.5	96.7	20.4
Other	7.7	6.7	1.0		28.5	26.9	1.6
Total gross profit	632.8	579.2	53.6	9.3	2,486.4	2,304.0	182.4	7.9
Selling, general, and administrative expenses	442.2	412.7	(29.5)	(7.1)	1,749.5	1,649.4	(100.1)	(6.1)
Depreciation and amortization	22.4	21.0	(1.4)		87.3	83.7	(3.6)
Franchise rights impairment	—	—	—		4.2	—	(4.2)
Other expenses (income), net	(0.5)	2.0	2.5		0.1	(1.1)	(1.2)
Operating income	168.7	143.5	25.2	17.6	645.3	572.0	73.3	12.8
Non-operating income (expense) items:
Floorplan interest expense	(12.6)	(10.9)	(1.7)		(45.5)	(42.7)	(2.8)
Other interest expense	(21.7)	(17.4)	(4.3)		(86.9)	(66.0)	(20.9)
Loss on debt extinguishment	—	(2.2)	2.2		—	(2.2)	2.2
Interest income	0.1	0.1	—		0.3	0.7	(0.4)
Other income (losses), net	0.5	(0.3)	0.8		3.6	(0.5)	4.1
Income from continuing operations before income taxes	$135.0	$112.8	$22.2	19.7	$516.8	$461.3	$55.5	12.0
Retail vehicle unit sales:
New	70,957	60,191	10,766	17.9	267,810	224,034	43,776	19.5
Used	42,978	41,946	1,032	2.5	180,973	171,094	9,879	5.8
	113,935	102,137	11,798	11.6	448,783	395,128	53,655	13.6
Revenue per vehicle retailed:
New	$34,894	$34,650	$244	0.7	$33,258	$33,472	$(214)	(0.6)
Used	$18,342	$17,968	$374	2.1	$17,850	$17,812	$38	0.2
Gross profit per vehicle retailed:
New	$2,189	$2,451	$(262)	(10.7)	$2,164	$2,445	$(281)	(11.5)
Used	$1,575	$1,485	$90	6.1	$1,623	$1,640	$(17)	(1.0)
Finance and insurance	$1,307	$1,223	$84	6.9	$1,273	$1,201	$72	6.0

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	59.3	56.7	56.8	54.2
Used vehicle	21.9	24.0	23.7	25.4
Parts and service	14.4	15.6	15.3	16.6
Finance and insurance, net	3.6	3.4	3.6	3.4
Other	0.8	0.3	0.6	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	24.5	25.5	23.3	23.8
Used vehicle	10.8	10.6	12.0	12.4
Parts and service	39.9	41.2	40.5	42.1
Finance and insurance	23.5	21.6	23.0	20.6
Other	1.3	1.1	1.2	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.3	7.1	6.5	7.3
Used vehicle - retail	8.6	8.3	9.1	9.2
Parts and service	42.1	41.6	42.0	42.3
Total	15.2	15.7	15.9	16.7
Selling, general and administrative expenses	10.6	11.2	11.2	11.9
Operating income	4.0	3.9	4.1	4.1
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	69.9	71.3	70.4	71.6
Operating income	26.7	24.8	26.0	24.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
Domestic	$1,322.4	$1,209.9	$112.5	9.3	$5,131.6	$4,655.4	$476.2	10.2
Import	1,463.1	1,241.0	222.1	17.9	5,828.8	4,933.3	895.5	18.2
Premium luxury	1,351.3	1,190.9	160.4	13.5	4,553.3	4,096.4	456.9	11.2
Total segment revenue	4,136.8	3,641.8	495.0	13.6	15,513.7	13,685.1	1,828.6	13.4
Corporate and other	36.7	36.6	0.1	0.3	155.1	147.2	7.9	5.4
Total consolidated revenue	$4,173.5	$3,678.4	$495.1	13.5	$15,668.8	$13,832.3	$1,836.5	13.3

*Segment income:
Domestic	$54.2	$44.1	$10.1	22.9	$209.4	$180.0	$29.4	16.3
Import	59.8	48.9	10.9	22.3	257.9	227.1	30.8	13.6
Premium luxury	80.4	73.4	7.0	9.5	270.4	244.1	26.3	10.8
Total segment revenue	194.4	166.4	28.0	16.8	737.7	651.2	86.5	13.3
Corporate and other	(38.3)	(33.8)	(4.5)		(137.9)	(121.9)	(16.0)
Add: Floorplan interest expense	12.6	10.9	1.7		45.5	42.7	2.8
Operating income	$168.7	$143.5	$25.2	17.6	$645.3	$572.0	$73.3	12.8
* Segment income for each of our segments is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	21,862	20,059	1,803	9.0	85,947	76,335	9,612	12.6
Import	33,607	27,175	6,432	23.7	133,938	106,175	27,763	26.1
Premium luxury	15,488	12,957	2,531	19.5	47,925	41,524	6,401	15.4
	70,957	60,191	10,766	17.9	267,810	224,034	43,776	19.5

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Domestic:
Ford, Lincoln	17.1	18.5	17.5	18.7
Chevrolet, Buick, Cadillac, GMC	10.0	11.2	10.8	12.1
Chrysler, Jeep, Dodge	3.7	3.6	3.8	3.3
Domestic total	30.8	33.3	32.1	34.1
Import:
Honda	11.0	9.3	11.5	10.7
Toyota	19.7	19.2	20.5	18.4
Nissan	10.2	10.4	11.2	11.5
Other imports(1)	6.5	6.3	6.8	6.8
Import total	47.4	45.2	50.0	47.4
Premium Luxury:
Mercedes-Benz	10.2	10.6	8.1	8.5
BMW	6.0	5.5	4.8	5.0
Lexus	2.7	2.4	2.2	2.0
Other premium luxury (Audi, Land Rover, Porsche)(1)	2.9	3.0	2.8	3.0
Premium Luxury total	21.8	21.5	17.9	18.5
	100.0	100.0	100.0	100.0

(1)
As of March 31, 2012, we revised the basis of segmentation for our Import and Premium Luxury segments to reclassify our Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation. We have reclassified revenue of $50.9 million and segment income of $3.6 million during the three months ended December 31, 2011, and revenue of $187.7 million and segment income of $13.2 million during the twelve months ended December 31, 2011 related to the five Audi franchises we held during these periods.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Capital expenditures (1)	$60.8	$44.5	$183.6	$158.1
Cash paid for acquisitions (2)	$141.6	$—	$141.6	$64.2
Proceeds from exercises of stock options	$9.9	$12.4	$32.0	$78.7
Stock repurchases:
Aggregate purchase price	$49.0	$217.8	$580.6	$583.4
Shares repurchased (in millions)	1.3	6.3	16.6	17.1

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Variance	2012	2011	Variance
Floorplan assistance earned (included in cost of sales)	$19.0	$16.4	$2.6	$73.5	$61.1	$12.4
Floorplan interest expense (new vehicles)	(12.1)	(10.4)	(1.7)	(43.7)	(40.3)	(3.4)
Net new vehicle inventory carrying benefit	$6.9	$6.0	$0.9	$29.8	$20.8	$9.0

Balance Sheet and Other Highlights	December 31, 2012	December 31, 2011
Cash and cash equivalents	$69.7	$86.6
Inventory	$2,396.9	$1,809.2
Total floorplan notes payable	$2,540.2	$1,898.8
Non-vehicle debt	$2,096.1	$1,647.0
Equity	$1,688.5	$1,894.6
New days supply (industry standard of selling days, including fleet)	55 days	50 days
Used days supply (trailing calendar month days)	35 days	31 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.82	x
Covenant	less than	3.75	x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		59.1%
Covenant	less than	65.0%

(1)	Includes accrued construction in progress and excludes property acquired under capital leases.

(2)
Total purchase price for acquisitions, including capital leases and deferred purchase price commitments, was $203.7 million and $64.2 million for the years ended December 31, 2012 and 2011, respectively.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2012	2011	2012	2011
As reported	$83.2	$69.4	$0.67	$0.49
Discontinued operations, net of income taxes	(0.3)	0.5	$—	$—
From continuing operations, as reported	$82.9	$69.9	$0.67	$0.50
Loss on debt extinguishment	—	1.4	$—	$0.01
Adjusted	$82.9	$71.3	$0.67	$0.51
	Twelve Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2012	2011	2012	2011
As reported	$316.4	$281.4	$2.52	$1.91
Discontinued operations, net of income taxes	0.9	2.8	$0.01	$0.02
From continuing operations, as reported	317.3	284.2	$2.52	$1.93
Franchise rights impairment	2.6	—	$0.02	$—
Loss on debt extinguishment	—	1.4	$—	$0.01
Adjusted	$319.9	$285.6	$2.54	$1.94

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$2,464.6	$2,085.6	$379.0	18.2	$8,854.6	$7,498.9	$1,355.7	18.1
Retail used vehicle	783.4	753.7	29.7	3.9	3,208.9	3,047.6	161.3	5.3
Wholesale	122.6	128.5	(5.9)	(4.6)	473.6	465.2	8.4	1.8
Used vehicle	906.0	882.2	23.8	2.7	3,682.5	3,512.8	169.7	4.8
Parts and service	598.8	573.1	25.7	4.5	2,388.2	2,293.1	95.1	4.1
Finance and insurance, net	148.2	124.9	23.3	18.7	568.1	474.5	93.6	19.7
Other	36.0	12.6	23.4		76.0	53.0	23.0
Total revenue	$4,153.6	$3,678.4	$475.2	12.9	$15,569.4	$13,832.3	$1,737.1	12.6

Gross profit:
New vehicle	$154.6	$147.5	$7.1	4.8	$576.1	$547.7	$28.4	5.2
Retail used vehicle	67.1	62.3	4.8	7.7	291.5	280.6	10.9	3.9
Wholesale	0.7	(0.7)	1.4		5.5	4.2	1.3
Used vehicle	67.8	61.6	6.2	10.1	297.0	284.8	12.2	4.3
Parts and service	252.1	238.5	13.6	5.7	1,003.2	970.1	33.1	3.4
Finance and insurance	148.2	124.9	23.3	18.7	568.1	474.5	93.6	19.7
Other	7.6	6.7	0.9		28.2	26.9	1.3
Total gross profit	$630.3	$579.2	$51.1	8.8	$2,472.6	$2,304.0	$168.6	7.3

Retail vehicle unit sales:
New	70,644	60,191	10,453	17.4	266,050	224,034	42,016	18.8
Used	42,711	41,946	765	1.8	179,669	171,094	8,575	5.0
	113,355	102,137	11,218	11.0	445,719	395,128	50,591	12.8

Revenue per vehicle retailed:
New	$34,888	$34,650	$238	0.7	$33,282	$33,472	$(190)	(0.6)
Used	$18,342	$17,968	$374	2.1	$17,860	$17,812	$48	0.3

Gross profit per vehicle retailed:
New	$2,188	$2,451	$(263)	(10.7)	$2,165	$2,445	$(280)	(11.5)
Used	$1,571	$1,485	$86	5.8	$1,622	$1,640	$(18)	(1.1)
Finance and insurance	$1,307	$1,223	$84	6.9	$1,275	$1,201	$74	6.2

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	59.3	56.7	56.9	54.2
Used vehicle	21.8	24.0	23.7	25.4
Parts and service	14.4	15.6	15.3	16.6
Finance and insurance, net	3.6	3.4	3.6	3.4
Other	0.9	0.3	0.5	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	24.5	25.5	23.3	23.8
Used vehicle	10.8	10.6	12.0	12.4
Parts and service	40.0	41.2	40.6	42.1
Finance and insurance	23.5	21.6	23.0	20.6
Other	1.2	1.1	1.1	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.3	7.1	6.5	7.3
Used vehicle - retail	8.6	8.3	9.1	9.2
Parts and service	42.1	41.6	42.0	42.3
Total	15.2	15.7	15.9	16.7